UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2008
BRIGHTPOINT, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23494	35-1778566

(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

2601 Metropolis Parkway, Suite 210, Plainfield, Indiana	46168

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (317) 707-2355
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          (e) Amendment of Brightpoint’s 2004 Long-Term Incentive Plan
          At the May 13, 2008 annual meeting of shareholders (“Annual Meeting”), the shareholders of Brightpoint, Inc. (the “Company”), approved the proposals set forth in the Company’s proxy statement relating to the Annual Meeting, including the proposal to approve an amendment of Brightpoint’s 2004 Long-Term Incentive Plan (the “2004 Plan”) to increase the number of shares available for issuance thereunder by 2,173,953 shares. Including these 2,173,953 shares, there are now 2,881,373 shares available for issuance under the 2004 Plan.
          The 2004 Plan provides for the grant of any or all of the following types of awards (collectively, “Awards”): (i) stock options, (ii) performance units, (iii) restricted stock, (iv) deferred stock, (v) other stock-based awards (including restricted stock units), and (vi) cash awards.
          The Company’s compensation and human resources committee administers the 2004 Plan and determines eligibility for Awards. Under the 2004 Plan, the Company’s officers and other employees, employees of any subsidiary of the Company, and the Company’s directors, independent agents, and consultants are eligible to receive Awards. The compensation and human resources committee determines to whom Awards will be granted, the term of the Awards and the type and number of shares subject to each Award. No participant may be granted more than 2,025,000 shares of Common Stock during any year (subject to adjustment for stock splits, recapitalizations, mergers or other similar corporate transactions that affects the number of shares of common stock outstanding). No participant may receive Awards that are settled in cash in an amount that exceeds the greater of the fair market value on the date of grant or award of any stock awards received that year.
          The effective date of the 2004 Plan was June 4, 2004. No awards under the 2004 Plan will be granted on or after the ten-year anniversary of the effective date; provided, however, that awards granted prior to the ten-year anniversary of the effective date may extend beyond that date.
          The description of the 2004 Plan in this report does not purport to be complete and is qualified in its entirety by the language in the 2004 Plan, which is incorporated herein by reference to Annex A of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 31, 2008.
          As set forth in the Company’s proxy statement regarding the Annual Meeting, upon the approval by its shareholders of the 2,173,953 increase in shares available for future grant under the 2004 Plan, the Company’s board of directors resolved to terminate making any new grants under the Company’s Amended and Restated Independent Director Stock Compensation Plan, which had 2,173,953 shares available for issuance thereunder.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHTPOINT, INC. (Registrant)
By:	/s/ Steven E. Fivel
Steven E. Fivel
Executive Vice President, General Counsel and Secretary

Date: May 16, 2008